UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2008

FIRST SOUTH BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On April 24, 2008, First South Bank (the “Bank”) entered into an Amended and Restated Change-in-Control Protective Agreement (the “Amended Protective Agreement”) with William L. Wall, who serves as Executive Vice President, Chief Financial Officer and Secretary of First South Bancorp, Inc. (the “Company”) and the Bank.

The Amended Protective Agreement amends, restates and supersedes the existing separate Amended Change-in-Control Protective Agreement with Mr. Wall that became effective April 20, 2006. The Amended Protective Agreement will terminate on the earlier of (a) 12 months following April 20, 2008 (the “Effective Date”) or (b) the date on which Mr. Wall terminates employment with the Bank, provided that Mr. Wall’s rights under the Amended Protective Agreement will continue following termination of employment if the Amended Protective Agreement was in effect at the date of the change in control. On each annual anniversary date from the Effective Date, the term of the Amended Protective Agreement may be extended for an additional one year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of Mr. Wall has met the required performance standards and that such Amended Protective Agreement should be extended.

The Amended Protective Agreement provides that Mr. Wall shall be entitled to collect certain severance benefits in the event that (i) Mr. Wall voluntarily terminates employment for any reason within the 30-day period beginning on the effective date of a Change in Control, (ii) Mr. Wall voluntarily terminates employment within 90 days of an event that both occurs during the “Protected Period” and constitutes “Good Reason,” or (iii) the Bank, the Company, or their successor(s) in interest terminate Mr. Wall’s employment for any reason other than Just Cause during the Protected Period. Under such circumstances, Mr. Wall would be paid within 10 days of the latter of such termination or the change in control an amount equal to 2.0 times his base annual salary at the rate in effect when the Protected Period begins. The Protected Period is defined in the Amended Protective Agreement as the period that begins on the date that is six months before a change in control and ends on the latter of the second anniversary of the Change in Control or the expiration of this Amended Protective Agreement. Good Reason is defined in the Amended Protective Agreement as any one of the following events: (i) requiring Mr. Wall to move his personal residence or perform his principal executive functions more than 30 miles from his primary office; (ii) materially reducing Mr. Wall’s base compensation as then in effect, (iii) failing to continue to provide Mr. Wall with compensation and benefits provided for on the date of the change in control or compensation and benefits substantially similar thereto, or the taking of any action that would reduce any of such benefits or deprive Mr. Wall of any material fringe benefit he had at the time of the change in control; (iv) assigning duties and responsibilities to Mr. Wall which are materially different from those normally associated with his position; (v) materially diminishing Mr. Wall’s authority and responsibility; (vi) failing to reelect Mr. Wall to the Board of Directors if he is serving on the Board on the date of the change in control; or (vii) materially reducing the secretarial or other administrative support of Mr. Wall.

A “Change in Control” generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank’s or Company’s voting stock, the control of the election of a majority of the Bank’s or the Company’s directors or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Amended Protective Agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute at least two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. In addition, upon Mr. Wall’s termination of employment during the Protected Period for any reason other than Just Cause, Mr. Wall and his spouse shall continue to participate in the Bank’s group health insurance program for the remainder of their respective lives. The Bank shall fund the cost of such continuation coverage on the same terms as the Bank funded the cost of coverage for Mr. Wall and his spouse immediately prior to his termination of employment (i.e., Mr. Wall will pay the same dollar amount toward the premium costs as he paid immediately prior to his termination of employment), and the Bank shall fund the balance of such costs. If, for any reason, Mr. Wall or his spouse cannot be continued under the Bank’s group health insurance program for the period contemplated, the Bank shall reimburse Mr. Wall or his spouse for the cost of any substitute coverage obtained by Mr. Wall or his spouse that provides substantially similar benefits. Such reimbursement shall be in an amount determined by reference to the dollar amount paid by Mr. Wall immediately prior to his termination of employment, with the remaining amount paid by the Bank.

The Amended Protective Agreement defines “Covered Benefits” as any payment or benefit paid or provided to Mr. Wall by the Company, the Bank or any affiliate or any successor in interest to the Company or the Bank (whether pursuant to the Amended Protective Agreement or otherwise) that will be (or in the opinion of Tax Counsel (as defined below) might reasonably be expected to be) subject to any excise tax (the “Excise Tax”) imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). In the event that at any time during or after the term of employment Mr. Wall shall receive any Covered Benefits, the Company shall pay to Mr. Wall an additional amount (the “Gross-Up Payment”) such that the net amount retained by him from the Gross-Up Payment, after deduction of any federal, state and local income taxes, Excise Tax, and FICA and Medicare withholding taxes on the Gross-Up Payment, shall be equal to the Excise Tax on the Covered Benefits. For purposes of determining the amount of such Excise Tax on the Covered Benefits, the amount of the Covered Benefits that shall be taken into account in calculating the Excise Tax shall be equal to (i) the Covered Benefits, less (ii) the amount of such Covered Benefits that, in the opinion of tax counsel selected by the Company and reasonably acceptable to Mr. Wall (“Tax Counsel”), are not parachute payments (within the meaning of Section 280G(b)(1) of the Code). The Company agreed to indemnify and hold Mr. Wall harmless from any and all losses, costs and expenses (including without limitation, reasonable attorney’s fees, reasonable accountant’s fees, interest, fines and penalties of any kind) which he incurs as a result of any administrative or judicial review of his liability under Section 4999 of the Code by the Internal Revenue Service or any comparable state agency through and including a final judicial determination or final administrative settlement of any dispute arising out of Mr. Wall’s liability for the Excise Tax or otherwise relating to the classification for purposes of Section 280G of the Code of any of the Covered Benefits or other payment or benefit in the nature of compensation made or provided to Mr. Wall by the Company.

In the event that Mr. Wall prevails over the Company or the Bank in a legal dispute as to his Amended Protective Agreement, he will be reimbursed for his legal and other expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

First South Bancorp, Inc. (Registrant)

Date: April 25, 2008	By:	/s/ Thomas A. Vann
Thomas A. Vann President and Chief Executive Officer